Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,072	$1,492
Short-term investments	1,101	1,318
Accounts receivable, net	117	96
Mortgage loans held for sale	164	100
Prepaid expenses and other current assets	212	140
Restricted cash	3	3
Total current assets	2,669	3,149
Contract cost assets	24	23
Property and equipment, net	356	328
Right of use assets	61	73
Goodwill	2,818	2,817
Intangible assets, net	211	241
Other assets	20	21
Total assets	$6,159	$6,652
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$53	$28
Accrued expenses and other current liabilities	114	107
Accrued compensation and benefits	49	47
Borrowings under credit facilities	148	93
Deferred revenue	57	52
Lease liabilities, current portion	15	37
Convertible senior notes, current portion	418	607
Total current liabilities	854	971
Lease liabilities, net of current portion	86	95
Convertible senior notes, net of current portion	497	1,000
Other long-term liabilities	66	60
Total liabilities	1,503	2,126
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,482	6,301
Accumulated other comprehensive income (loss)	4	(5)
Accumulated deficit	(1,830)	(1,770)
Total shareholders’ equity	4,656	4,526
Total liabilities and shareholders’ equity	$6,159	$6,652

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$581	$496	$1,682	$1,471
Cost of revenue (1)	140	110	393	306
Gross profit	441	386	1,289	1,165
Operating expenses:
Sales and marketing (1)	217	164	588	493
Technology and development (1)	145	142	436	419
General and administrative (1)	123	131	386	407
Impairment and restructuring costs	—	1	6	9
Acquisition-related costs	1	1	1	2
Total operating expenses	486	439	1,417	1,330
Loss from operations	(45)	(53)	(128)	(165)
Loss on extinguishment of debt	—	—	(1)	—
Other income, net	34	34	101	108
Interest expense	(9)	(9)	(28)	(27)
Loss before income taxes	(20)	(28)	(56)	(84)
Income tax expense	—	—	(4)	(1)
Net loss	$(20)	$(28)	$(60)	$(85)
Net loss per share - basic and diluted	$(0.08)	$(0.12)	$(0.26)	$(0.36)
Weighted-average shares outstanding - basic and diluted	232,521	233,295	233,553	235,560
(1) Includes share-based compensation expense as follows:
Cost of revenue	$3	$4	$11	$12
Sales and marketing	19	18	57	53
Technology and development	40	42	124	123
General and administrative	46	45	137	154
Total share-based compensation	$108	$109	$329	$342
Adjusted EBITDA (2)	$127	$107	$386	$322
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(60)	$(85)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	178	134
Share-based compensation	329	342
Amortization of right of use assets	8	18
Amortization of contract cost assets	14	16
Amortization of debt issuance costs	4	4
Impairment costs	6	6
Accretion of bond discount	(23)	(29)
Other adjustments to reconcile net loss to net cash provided by operating activities	14	(3)
Changes in operating assets and liabilities:
Accounts receivable	(21)	(26)
Mortgage loans held for sale	(64)	(55)
Prepaid expenses and other assets	(73)	(22)
Contract cost assets	(15)	(16)
Lease liabilities	(31)	(24)
Accounts payable	25	7
Accrued expenses and other current liabilities	8	(3)
Accrued compensation and benefits	2	4
Deferred revenue	5	4
Other long-term liabilities	—	(4)
Net cash provided by operating activities	306	268
Investing activities
Proceeds from maturities of investments	906	1,136
Proceeds from sales of investments	13	—
Purchases of investments	(668)	(638)
Purchases of property and equipment	(109)	(101)
Purchases of intangible assets	(21)	(24)
Cash paid for acquisitions, net	—	(34)
Net cash provided by investing activities	121	339
Financing activities
Net borrowings on warehouse line of credit and repurchase agreements	55	54
Repurchases of Class A common stock and Class C capital stock	(301)	(336)
Settlement of long-term debt	(697)	—
Proceeds from exercise of stock options	96	56
Net cash used in financing activities	(847)	(226)
Net increase (decrease) in cash, cash equivalents and restricted cash during period	(420)	381
Cash, cash equivalents and restricted cash at beginning of period	1,495	1,468
Cash, cash equivalents and restricted cash at end of period	$1,075	$1,849
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$56	$56
Write-off of fully depreciated property and equipment	63	29
Write-off of fully amortized intangible assets	21	4
Value of Class C capital stock issued in connection with an acquisition	—	20

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of share-based compensation, impairment and restructuring costs, acquisition-related costs, loss on extinguishment of debt and income taxes. This measure is not a key metric used by our management or board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment and restructuring costs, acquisition-related costs, loss on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss, as reported	$(20)	$(28)	$(60)	$(85)
Share-based compensation	108	109	329	342
Impairment and restructuring costs	—	1	6	9
Acquisition-related costs	1	1	1	2
Loss on extinguishment of debt	—	—	1	—
Income taxes	—	—	4	1
Net income, adjusted	$89	$83	$281	$269
Non-GAAP net income per share:
Basic	$0.38	$0.36	$1.19	$1.15
Diluted	$0.35	$0.33	$1.10	$1.06
Weighted-average shares outstanding:
Basic	232,521	233,295	233,553	235,560
Diluted	258,994	264,866	262,180	265,451
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Denominator for basic calculation	232,521	233,295	233,553	235,560
Effect of dilutive securities:
Option awards	3,303	2,563	2,619	1,872
Unvested restricted stock units	2,131	3,562	2,093	2,573
Convertible senior notes due in 2024 and 2026	21,039	25,446	23,915	25,446
Denominator for dilutive calculation	258,994	264,866	262,180	265,451

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages), recast for prior periods, as described in our Form 10-Q for the quarterly period ended September 30, 2024:

	Three Months Ended September 30,		2023 to 2024 % Change	Nine Months Ended September 30,		2023 to 2024 % Change
	2024	2023		2024	2023
Visits (1)	2,440	2,366	3%	7,251	6,995	4%
Average monthly unique users (2)	233	230	1%	227	226	—%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with an internal measurement tool and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with an internal measurement tool and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended September 30,		2023 to 2024 % Change	Nine Months Ended September 30,		2023 to 2024 % Change
	2024	2023		2024	2023
Purchase loan origination volume	$812	$452	80%	$2,169	$1,047	107%
Refinance loan origination volume	7	5	40%	14	12	17%
Total loan origination volume	$819	$457	79%	$2,183	$1,059	106%